UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) October 9, 2014

Eos Petro, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53246	98-0550353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 Avenue of the Stars, Suite 2520 Los Angeles, California 90067
 (Address of principal executive offices)

(310) 552-1555
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On October 9, 2014, Dune Energy, Inc. (“Dune”) and Eos Petro, Inc. (“Eos”) issued a joint press release announcing that the commencement of the tender offer by Eos through Eos Merger Sub, Inc., a wholly-owned subsidiary of Eos, for all issued and outstanding shares of Dune. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference. In accordance with General Instruction B.2. of Form 8-K, the information in this Current Report on Form 8-K, including Exhibits 99.1, that is being furnished pursuant to Item 7.01 of Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release dated as of October 9, 2014, issued by Eos Petro, Inc. and Dune Energy, Inc.

IMPORTANT INFORMATION ABOUT THE TENDER OFFER

This Form 8-K is not an offer to purchase or a solicitation of an offer to sell securities of Dune.  Eos is filing today its offer to purchase and related materials with the Securities and Exchange Commission (the “SEC”) on Schedule TO, and Dune is filing today its solicitation/recommendation statement with the SEC on Schedule 14D-9.  DUNE stockholders are urged to read these materials carefully since they contain important information, including terms and conditions of the offer.   The Tender Offer Statement and Solicitation/Recommendation Statement on Schedule 14D-9 will be sent free of charge to Dune stockholders. Free copies of these and other materials (when available) may be obtained by contacting the information agent for the tender offer Okapi Partners, LLC toll-free at (855) 305-0856 or info@okapipartners.com.  In addition, all of these materials (and all other documents filed with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Investors and stockholders may also obtain free copies of the respective documents of Dune and Eos that are filed with the SEC from http://www.duneenergy.com and http://www.eos-petro.com.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

Eos Petro, Inc.
(Registrant)

Dated: as of October 9, 2014	By:	/s/ Nikolas Konstant
Nikolas Konstant
Chairman of the Board and
Chief Financial Officer